UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OVERSEAS SHIPHOLDING GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend the definitive proxy statement of Overseas Shipholding Group, Inc. (the “Company”) for its 2015 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on April 30, 2015, in order to correct the counting of “broker non-votes” for purposes of determining the number of votes cast in connection with Proposal No. 6 relating to a reverse stock split of the shares of each of the Company’s Class A Common Stock and Class B Common Stock and to clarify that under NYSE MKT rules brokers are permitted to vote for Proposal No. 6 without receiving voting instructions from the beneficial owner of the shares of Common Stock, as set forth in the fourth and fifth paragraphs of the section of the Proxy Statement titled “Information Concerning Solicitation and Voting–Record Date, Shares Outstanding and Voting”, which were originally set forth on page 2 of the Proxy Statement. All other items of the Proxy Statement are incorporated herein by reference without changes.

CHANGE TO PROXY STATEMENT

The fourth and fifth paragraphs of the Proxy Statement under the section titled “Information Concerning Solicitation and Voting-Record Date, Shares Outstanding and Voting”, which were originally set forth on page 2 of the Proxy Statement, are amended to read in their entirety as follows:

Abstentions and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting (and will have the same effect as “AGAINST” votes, except with respect to the election of directors where abstentions will not be counted), whereas “broker non-votes” will not be counted for purposes of determining the number of votes cast (except in connection with Proposal No. 6, where they will have the same effect as “AGAINST” votes).

NYSE MKT rules permit brokers to vote for routine matters such as the ratification of the appointment of PricewaterhouseCoopers LLP and Proposal No. 6 (the approval of the reverse stock split) without receiving instructions from the beneficial owner of the shares. NYSE MKT rules prohibit brokers from voting on the election of directors, executive compensation and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of the appointment of PricewaterhouseCoopers LLP and Proposal No. 6) but will not affect the outcome of any other matter being voted upon at the Annual Meeting (except in connection with Proposal No. 6 where they will have the same effect as “AGAINST” votes). Under current applicable rules, unless provided with voting instructions, a broker cannot vote shares of Common Stock (1) for the election of directors, (2) for approval of the Management Plan, (3) for approval of the Director Plan, or (4) on the advisory vote concerning the approval of the compensation of the Named Executive Officers for 2014. As all of these matters are very important to the Company, we urge you to vote your shares by telephone, over the Internet or by marking, signing and returning your proxy or voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 9, 2015:

This Amendment No. 1, the Proxy Statement, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are available at http://www.osg.com/proxy.